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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of Helix BioMedix, Inc. of our report dated February 1, 2002, with respect to the statements of operations, cash flows, and changes in stockholders' equity (deficit) of Helix BioMedix, Inc. (a development stage company) related to the period from inception (November 7, 1988) to December 31, 2001, which report appears in the annual report on Form 10-KSB of Helix BioMedix, Inc. for the fiscal year ended December 31, 2005.


/s/ COMISKEY & COMPANY
PROFESSIONAL CORPORATION

Denver, Colorado
July 24, 2006